UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
October 28, 2010

NL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective October 28, 2010, certain indirect operating subsidiaries of Kronos International, Inc. (“KII”), namely Kronos Titan GmbH, Kronos Europe S.A./N.V., Kronos Titan AS, Titania AS, Kronos Norge AS, and Kronos Denmark ApS entered into a Fifth Amendment Agreement Relating to a Facility Agreement dated June 25, 2002 (the “Amendment”) with Deutsche Bank AG, as mandated lead arranger, Deutsche Bank Luxembourg S.A., as agent for the finance parties and security agent for the secured parties, and the lenders participating in the amended revolving credit facility. KII is a wholly owned subsidiary of Kronos Worldwide, Inc. (“Kronos Worldwide”).  The registrant directly owns 31.0% of the outstanding shares of common stock, par value $0.01 per share, of Kronos Worldwide, and accounts for its investment in Kronos Worldwide by the equity method of accounting.  The description of the Amendment set forth under Items 1.01 and 2.03 of the Current Report on Form 8-K that KII filed with the U.S. Securities and Exchange Commission on November 2, 2010 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL Industries, Inc.
(Registrant)

By: /s/ Gregory M. Swalwell
Date: November 2, 2010	Gregory M. Swalwell, Vice President, Finance and Chief Financial Officer